UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 19, 2011 (September 16, 2011)
Universal Biosensors, Inc.
(Exact Name of Issuer as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-52607 (Commission File Number)	98-0424072 (I.R.S. Employer Identification Number)

1 Corporate Avenue, Rowville, 3178, Victoria Australia (Address of Principal Executive Offices)	Not Applicable (Zip Code)
+61 3 9213 9000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note
This Amendment No. 1 (this “Amendment”) supplements the information contained in the Current Report on Form 8-K (the “Original Filing”) filed with the Securities and Exchange Commission on May 13, 2011 by Universal Biosensors, Inc. (the “Company”). The Original Filing reported voting results for the Company’s annual meeting of stockholders held on May 12, 2011, including voting results for the stockholders’ advisory vote regarding the frequency of future advisory votes on senior executive compensation. This Amendment is filed to disclose the Company’s decision regarding the frequency of advisory votes on senior executive compensation, and does not otherwise modify or update any other disclosure contained in the Original Filing. This Amendment should be read in conjunction with the Original Filing.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 13, 2011, the Company reported in the Original Filing that stockholders holding at least a majority of the shares of its outstanding stock entitled to vote at the Company’s annual meeting of stockholders for 2011 had voted to recommend annual stockholder advisory votes on senior executive compensation.
On September 16, 2011, the Company’s Board of Directors determined that the Company will hold future advisory votes on senior executive compensation on an annual basis until the next frequency vote is conducted.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.
Date: September 19, 2011	By:	/s/ Paul Wright
		Name:	Paul Wright
		Title:	Chief Executive Officer